UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     May 10, 2007

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

On May 10, 2007, the stockholders of Edwards Lifesciences Corporation (the “Company”) approved an amendment to the Company’s Long-Term Stock Incentive Compensation Program (the “Long-Term Stock Program”) to increase the number of shares of common stock available for issuance by 1,000,000 shares.  The Long-Term Stock Program was amended by the Board of Directors to require that each option become exercisable over a minimum period of two years from the date of grant.  A copy of the Long-Term Stock Program is attached as Exhibit 10.1.

Also on May 10, 2007, the Company’s stockholders approved an amendment to the Company’s 2001 Employee Stock Purchase Plan for United States Employees (the “ESPP”) to increase the number of shares of common stock reserved for issuance under such plan by 800,000 shares.  A copy of the ESPP is attached as Exhibit 10.2.

On May 10, 2007, the Company’s Board of Directors approved an amendment to the Company’s Nonemployee Directors Stock Incentive Program (the “Nonemployee Directors Program”) to: (i) change the amount of shares offered as an initial retainer to a value-based amount not to exceed $200,000 or 5,000 shares, whichever is lower; and (ii) remove net share counting provisions.  A copy of the Nonemployee Directors Program is attached as Exhibit 10.3.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Long-Term Stock Incentive Compensation Program (Amended and Restated as of March 6, 2007).

10.2	2001 Employee Stock Purchase Plan for United States Employees (Amended and Restated as of February 15, 2007).

10.3	Nonemployee Directors Stock Incentive Program (Amended and Restated as of May 10, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2007

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Jay P. Wertheim
Jay P. Wertheim
Vice President, Associate General Counsel
and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Long-Term Stock Incentive Compensation Program (Amended and Restated as of March 6, 2007).

10.2	2001 Employee Stock Purchase Plan for United States Employees (Amended and Restated as of February 15, 2007).

10.3	Nonemployee Directors Stock Incentive Program (Amended and Restated as of May 10, 2007).